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                                                       EXHIBIT 99.1


                               MESSAGEMEDIA, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               JANUARY 14, 2002
          (Solicited by the Board of Directors of MessageMedia, Inc.)



The undersigned stockholder of MessageMedia, Inc. hereby appoints A. Laurence Jones and William E. Buchholz, and each of them, with full power of substitution, as attorneys and proxies of the undersigned, to vote all the shares of MessageMedia, Inc. capital stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of MessageMedia, Inc. to be held at 9:00 a.m., local time, on January 14, 2002, at 371 Centennial Parkway, Louisville, Colorado 80027, and at any and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions:



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                             FOLD AND DETACH HERE



                        Please date, sign and mail your
                      proxy card back as soon as possible!




                        Special Meeting of Stockholders
                              MESSAGEMEDIA, INC.


                               January 14, 2002






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
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND         Please mark     [X]
PROPOSAL 2.                                                                     your vote as
                                                                                indicated in
                                                                                this example

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
1.   TO ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND
     REORGANIZATION (THE "MERGER AGREEMENT"), BETWEEN DOUBLECLICK INC. AND
     MESSAGEMEDIA, INC., UNDER WHICH EACH OUTSTANDING SHARE OF MESSAGEMEDIA            FOR    AGAINST    ABSTAIN
     COMMON STOCK WILL BE CONVERTED INTO A FRACTION OF A SHARE OF DOUBLECLICK          [ ]      [ ]        [ ]
     COMMON STOCK, THE NUMERATOR OF WHICH IS 1.0 MILLION AND THE DENOMINATOR OF
     WHICH SHALL BE THE NUMBER OF SHARES OUTSTANDING OF, AND IN-THE-MONEY
     OPTIONS FOR, MESSAGEMEDIA COMMON STOCK, CALCULATED UNDER THE TREASURY
     METHOD IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE
     UNITED STATES, AND MESSAGEMEDIA WILL MERGE WITH AND INTO DOUBLECLICK

2.   TO GRANT THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE
     SPECIAL MEETING OF STOCKHOLDERS TO SOLICIT ADDITIONAL VOTES FOR ADOPTION         [ ]      [ ]        [ ]
     OF THE MERGER AGREEMENT

3.   TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL
     MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT OF SUCH MEETING       [ ]      [ ]        [ ]

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                    Please date and sign exactly as your name appears on the
                    envelope in which this material was mailed. If shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.


                    -------------------------------------------
                    Date


                    -------------------------------------------
                    Name(s) of Stockholder


                    -------------------------------------------
                    Signature(s) of Stockholder

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